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                                                                     Exhibit 1.1


                                   DYAX CORP.

                            - Shares of Common Stock

                             Underwriting Agreement

                                                                         -, 2000

J.P. Morgan Securities Inc.
Lehman Brothers
Pacific Growth Equities, Inc.
As Representatives of the several underwriters
listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         Dyax Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives") an aggregate of ? shares of Common Stock, par value $.01 per share, of the Company (the "Underwritten Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional ? shares of Common Stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock".

         As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Underwritten Shares purchased by them under this Agreement, up to ? percent or ? shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Underwritten Shares to be sold by the Underwriters pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Underwriters pursuant to this agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by a Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

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         The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Shares. The registration statement as amended, at the time when it shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         The Company hereby agrees with the Underwriters as follows:

         1. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto at a purchase price per share of $? (the "Purchase Price").

         In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company up to an aggregate of ? Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

         If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

         The Underwriters may exercise the option to purchase the Option Shares at any time on or before the thirtieth day following the date of this Agreement, by delivery of written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date



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and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         2. The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         3. Payment for the Shares shall be made by wire transfer in immediately available federal funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, on ?, 2000 or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

         4. The Company represents and warrants to each Underwriter that:

                  (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all



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material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (c) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement; the pro forma as adjusted financial information included in the Registration Statement and the Prospectus presents fairly the information shown therein, and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.



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                  (d) since the respective dates as of which information is
given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

                  (f) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims and except as disclosed in the Prospectus, there are no encumbrances or restrictions on the ability of any subsidiary to pay any dividends or make any distributions on such subsidiary's capital stock, to make any loans or advances to, or investments in, the Company or any other subsidiary or to transfer any of its property or assets to the Company or any other subsidiary;

                  (g) this Agreement has been duly authorized, executed and delivered by the Company;



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                  (h) the Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights that have not been waived in writing; PROVIDED that a copy of any and all such written waivers have been delivered to counsel for the underwriters prior to the date hereof; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;

                  (i) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been waived in writing; PROVIDED that a copy of any and all such written waivers have been delivered to counsel for the underwriters prior to the date hereof;

                  (j) Intentionally omitted

                  (k) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation, by-laws or other constituent document or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any



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violation of the provisions of the Certificate of Incorporation or the By-Laws
of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (l) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to individually or in the aggregate, result in a Material Adverse Effect, and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required and all such descriptions are accurate and complete in all material respects;

                  (m) except as disclosed in or specifically contemplated by the Prospectus, to the knowledge of the Company, the Company and its subsidiaries own, possess or have legally enforceable rights to use on reasonable terms, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including without limitation, all of the intellectual property described in the Registration Statement and the Prospectus as being owned or licensed by the Company and its subsidiaries (collectively, "Intellectual Property") necessary to carry on the business now operated by them. Except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could not result in a material adverse effect;



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                  (n) the Company has provided to counsel for the
Representatives a complete and correct list, dated ?, 2000, of all patents owned (the "Owned Patents") or licensed (the "Licensed Patents") by the Company and its subsidiaries and all patent applications (the "Patent Applications") filed by or on behalf of the Company and its subsidiaries, including without limitation, all of the Owned Patents, Licensed Patents and Patent Applications described in the Registration Statement and the Prospectus as being owned or, licensed or applied for by the Company and its subsidiaries ( the "Scheduled Patents"); all of the Owned Patents and Patent Applications have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable law or regulation, and such registrations, filings, issuances and other actions remain in full force and effect; except as specifically described in the Prospectus, there are no outstanding licenses or other agreements that relate to or restrict the use by the Company and its subsidiaries of the Owned Patents; no other entity or individual has any right or claim in any Owned Patent, Patent Application or any Patent to be issued therefrom, except as specifically described in the Prospectus with respect to European Patent No. 436,597, no Owned Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office or other filing office domestic or foreign; to the knowledge of the Company, there is no patent or patent application, or any prior art, of any person that conflicts in any material respect with any Schedule Patent, Owned Patent or Patent Application or invalidates any claim that the Company or any of its Subsidiaries has in any Scheduled Patent, and each Owned Patent or Patent Application; the Company has no knowledge of unpaid past due maintenance fees relating to the Scheduled Patents, and no Owned Patent has lapsed nor has any Patent Application been abandoned;

                  (o) the Company has provided to counsel for the Representatives a complete and correct list, dated ?, 2000, of all trademarks and service marks (the "Registered Marks") owned by the Company and its subsidiaries and all trademark and service mark applications (the "Applied Marks") filed by or on behalf of the Company and its subsidiaries. All of the Registered Marks and Applied Marks have been duly registered with, filed in or issued by, as the case may be, the United Stated Patent and Trademark Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable law or regulation, and such registrations, filings, issuances and other actions remain in full force and effect; the Company or a subsidiary of the Company is the sole and exclusive owner of all right, title and interest in the Registered Marks. Neither the Company nor any of its subsidiaries has allowed any Applied Marks or Registered Marks to be abandoned, to be canceled or to lapse, as the case may be; there are no claims, actions or proceedings pending or, to the knowledge of the Company, threatened challenging the validity of any of the Registered Marks or the registration relating to any Applied Marks;



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                  (p) to the Company's knowledge, each current and former
employee, each consultant, each licensee, each collaborator and each customer who has access to proprietary information of the Company and its subsidiaries has executed a confidentiality agreement and all such agreements are presently in effect and are enforceable;

                  (q) each of the Company and its subsidiaries has obtained and possesses, and at the Closing Date will possess, such permits, licenses, approvals, consents and other authorizations (including, licenses, pharmacy licenses, accreditation and other similar documentation or approvals from any foreign, federal, state or local health departments) (collectively, "Governmental Permits") from, and has made all declarations and filings with, the appropriate foreign, federal, state or local regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration ("FDA"), necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Permits and all applicable FDA rules and regulations, guidelines and policies, except where the failure so to comply could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses could not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Permits which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to result in a material adverse effect; and each of the Company and its subsidiaries is in compliance with all foreign, federal, state and local laws, and regulations, including, without limitation, all applicable FDA rules and regulations, guidelines and policies, relating to the conduct of its business as conducted as of the date hereof, except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect;

                  (r) the pre-clinical and clinical trials conducted by or on behalf of the Company or in which the Company has participated, that are described in the Prospectus, or the results of which are referred to in the Prospectus, are the only pre-clinical or clinical trials currently being conducted by or on behalf of the Company and, to the Company's knowledge, such trials were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions, if any, of the results of such trials contained in the Prospectus are accurate and complete in all material respects. The Company has no knowledge of any other trials, the results of which call into question the results of the pre-clinical or clinical trials described in the Prospectus. The Company has not received any notices or correspondence from the FDA or any other foreign, federal, state or local governmental agency, requiring the termination, suspension or modification of any pre-clinical and clinical trials conducted by, or on behalf of, the Company or in



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which the Company has participated or the results of which are referred to in the Prospectus;

                  (s) the Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them which is necessary to operate their businesses as presently conducted, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

                  (t) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                  (u) except as specifically set forth in or specifically contemplated by the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares or otherwise;

                  (v) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (w) PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

                  (x) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;



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                  (y) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that could, cause or result in stabilization or manipulation of the price of the Common Stock;

                  (z) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                  (aa) the Company and its subsidiaries (i) are in and have at all times been in material compliance with any and all applicable foreign, federal, state and local laws and regulations ("Environmental Laws") relating to the protection of human health and safety, the environment or any substance, chemical, compound, product, pollutant, contaminant or material that is classified or regulated as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance" or words of similar import under any environmental law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum and petroleum products (collectively, "Hazardous Substances"), (ii) have received all permits, licenses, authorizations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are and have at all times been in material compliance with all terms and conditions of any such permit, license, authorization or other approval, and (iv) to the knowledge of the Company, no material violation by the Company or any of its subsidiaries is being alleged or threatened or has at any time been alleged or threatened of any applicable Environmental Law relating to any of their respective properties and assets (including the real property and the properties currently or formerly owned or leased) or the use or ownership thereof, or to their respective businesses and operations;

                  (bb) to the knowledge of the Company, there are no complaints, notices, directives, orders, claims, litigation, investigations, judicial or administrative proceedings, judgments, letters or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or releases of Hazardous Substances from (i) any assets, properties or businesses of the Company, its subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Substances generated by the Company, its subsidiaries or any predecessor in interest ("Environmental Claims") pending, or to the knowledge of the Company or any of its subsidiaries, threatened, against the Company or any of its subsidiaries, and to the knowledge of the Company or any of its subsidiaries, there are no circumstances that can reasonably form the basis of any such Environmental Claim, including with respect to any off-site disposal location used by the Company or any of its subsidiaries, or with respect to any previously owned or operated facility;



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                  (cc) neither the Company nor any of its subsidiaries has
conducted any remedial action or performed any studies, investigations or care, including all actions required (i) to clean up, remove, treat or in any other way remediate any Hazardous Substance or (ii) to prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment, related to any such Hazardous Substances, relating to any release or threatened release of Hazardous Substances at any real property currently or formerly owned, leased or used or at any other off-site location in respect of the business, either voluntarily or pursuant to the requirements of any Environmental Law;

                  (dd) the Company has provided to the Underwriters all information, including, without limitation, all environmental site assessments, compliance audits, studies, allegations of noncompliance or liability in its or its representatives' possession, custody or control relating to the environmental conditions on, under or about the properties or assets currently or formerly owned, leased, operated or used by the Company or any of its subsidiaries or any predecessor in interest thereto or relating to the release of Hazardous Substances by the Company or its subsidiaries or any predecessors in interest;

                  (ee) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                  (ff) the Company and each to its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks of the type and in such amounts as are prudent and customary for companies of similar sizes and stages of development as the Company in the industries in which they operate; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for within the past two years; and the Company does not have any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage could not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes could cover claims which could reasonably be expected to be made in connection with the issuance of the Shares; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors;

                  (gg) except as disclosed in the Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of, or any transactions, agreements or other relationships with, any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the Securities Act on Form S-1;

                  (hh) the statistical and market-related data included in the Prospectus were accurately derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable;

                  (ii) the Company has established and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions were and are executed in accordance with management's general or specific authorization; transactions were and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; access to assets was and is permitted only in accordance with a management's general or specific authorizations; and the recorded accountability for assets was and is compared with existing assets at reasonable intervals and appropriate action was and is taken with respect to any differences; and

                  (jj) the registration statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

         5. The Company covenants and agrees with each of the several Underwriters as follows:

                  (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                  (b) to deliver, at the expense of the Company, to the Representatives signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period set forth in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

                  (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                  (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective,
(ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period set forth in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) if, during such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                  (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (h) for five years from the date hereof, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                  (i) for a period of 180 days after the date of the initial public offering of the Shares not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans;

                  (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (k) to use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market");

                  (l) in connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriters will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time;

                  (m) to comply with the requirements of Rule 463 under the Securities Act; and

                  (n) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the Nasdaq National Market, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) all costs and expenses of the Underwriters, including the fees and disbursements of Counsel for the Underwriters, in connection with matters related to the Directed Share Program,
(ix) the cost of preparing stock certificates and (x) the cost and charges of any transfer agent and any registrar; PROVIDED, HOWEVER, that the Company's obligation for any expenses described in clause (viii) shall be limited to such costs and expenses incurred after April 6, 2000.

         6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 p.m., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

                  (b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or
(iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (d) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                  (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in subsections (a) through (d) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

                  (f) Palmer & Dodge LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the Company is validly existing as a corporation
in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) the Company has been duly qualified as a foreign
corporation for the transaction of business and is in good standing under the laws of each other jurisdiction listed on Schedule ? in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                           (iii) each of the Company's subsidiaries has been
duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction listed on Schedule ?;

                           (iv) other than as set forth or contemplated in the
Prospectus, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (v) this Agreement has been duly authorized, executed
and delivered by the Company;

                           (vi) the authorized capital stock of the Company
conforms as to legal matters to the description thereof contained in the Prospectus;

                           (vii) the shares of capital stock of the Company
outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                           (viii) the Shares to be issued and sold by the
Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

                           (ix) to the knowledge of such counsel, except as
specifically set forth in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or any of its subsidiaries under the Securities Act;

                           (x) the statements in the Prospectus under "Risk
Factors -- Our biopharmaceutical or diagnostic product candidates must undergo vigorous clinical trials and regulatory approvals, which could substantially delay or prevent their development or marketing," "Risk Factors -- We use and generate hazardous materials in our business and any claims relating to the improper handling, storage, release or disposal of these materials could be time consuming and expensive," "Risk Factors -- We may have significant product liability exposure," "Risk Factors --Anti-takeover provisions in our charter documents and provisions of Delaware Law may make an acquisition more difficult," "Risk Factors -- Our officers and directors may be able to block proposals for change in control," "Business -- Government Regulation," "Business - Collaborations and Licenses," except that we express no opinion with respect to any patent described therein, "Management -- Board of Directors," "Management -- Employment Agreements," "Management -- Stock Plans," "Certain Relationships and Related Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the Stock, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;

                           (xi) such counsel is of the opinion that the
Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and believes that (other than the financial statements and related schedules therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, at the time the Prospectus was issued or at the Closing Date, did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xii) neither the Company nor any of its subsidiaries
is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or similar constituent documents or its due performance or observation of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement, the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default in the due performance or observation of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws or similar constituent documents of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

                           (xiii) no consent, approval, authorization, order,
license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters as to which such counsel need express no opinion;

                           (xiv) the Company is not and, after giving effect to
the offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xv) Intentionally omitted.

                           (xvi) each of the Company and its subsidiaries owns,
possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (including licenses, pharmacy licenses, accreditation and other similar documentation or approvals of any foreign, federal, state or local health departments) (collectively "Governmental Licenses") from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, including without limitation, licenses as are required by the FDA or under the Federal Food, Drug and Cosmetic Act, except where the failure to obtain such Government Licenses would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such Governmental License, except as described in the Registration Statement and the Prospectus; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect;

                           (xvii) the Company and its subsidiaries have good and
marketable title to all personal property, (other than Intellectual Property with respect to which we understand you are receiving the opinion of Fish & Neave or Yankwich Associates), owned by them which is necessary to operate their businesses as currently conducted, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries; and

                           (xviii) to the knowledge of such counsel, each of the
Company and its subsidiaries is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against or affecting the Company or any of its subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the General Corporation Law of the State of Delaware and the laws of the Commonwealth of Massachusetts, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph
(x) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

         The opinion of Palmer & Dodge LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) Fish & Neave and Yankwich Associates, special intellectual property and patent counsels for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, a form of which is attached hereto as Exhibit A;

                  (h) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, PricewaterhouseCoopers, LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (i) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Debevoise & Plimpton, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (j) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

                  (k) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request;

                  (l) the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each of (i) the existing shareholders, (ii) officers and (iii) directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be;

                  (m) on or prior to the Closing Date, the Company's shareholders shall have approved an amendment to the Company's Registration Rights Agreement, the terms of which are reasonably satisfactory to the underwriters, permitting the Company to place a stop order on each share subject to the terms of the Registration Rights Agreement for a period of 180 days, and the Company shall have made the appropriate arrangements to execute such stop order on the Closing Date;

                  (n) Intentionally omitted

7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and (ii) the indemnity contained in this first paragraph of Section 7 with respect to any preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if, at or prior to the written confirmation of the sale of such Stock, a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of material fact contained in such preliminary Prospectus was corrected in such Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of the non-compliance by the Company with the provisions of Section 5(e) hereof. The Company shall bear the burden of proving that it is not required to indemnify any underwriter under the provisions of Section 7(ii).

         The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Entities.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person PROVIDED that the Indemnifying Person shall pay all fees and expenses of one counsel if (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and based upon the advice of counsel for the Indemnified Person (which may be in-house counsel), whether or not the counsel referred to above, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case counsel for the Indemnified Party shall be entitled to conduct the defense to the extent necessary to protect the interests of the Indemnified Party. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the

Registration Statement and such control persons of the Company shall be designated in writing by the Company. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of this Section 7 in respect of such action or proceeding, then in addition to such separate firm for the Indemnified Persons, the Indemnifying Person shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel), such counsel to be designated by J.P. Morgan, for the Underwriters for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all other damages and liabilities arising out of the Directed Share Program, and all other persons, if any, who control either of the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first, second or third paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Company be required to contribute or make any payment under this Section 7 which in the aggregate exceed the payments which the Company would otherwise have been obligated to make under the first and second paragraphs of this Section 7 had the indemnification provided for in such first and second paragraphs been available, and in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, in the reasonable judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or, in the case of the Option Shares, the Additional Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax:______); Attention: Syndicate Department, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 (telefax
(212)-909-6836); Attention of Michael W. Blair. Notices to the Company shall be given to it at One Kendall Square, Cambridge, Massachusetts, 02139, Attention of Henry E. Blair, President and Chief Executive Officer, with a copy to

Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, 02108, (telefax:
617-227-4420); Attention: Nathaniel S. Gardiner.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                        Very truly yours,

                                        DYAX CORP.

                                        By: _____________________________
                                            Name:

                                            Title:

Accepted:_________, 2000

J.P. Morgan Securities Inc.
Lehman Brothers
Pacific Growth Equities, Inc.

Acting severally on behalf
  of themselves and the
  several Underwriters listed
  in Schedule I hereto.

By:  J.P. Morgan Securities Inc.
Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.

By: ____________________________________
       Name:
       Title:

                                   SCHEDULE I

UNDERWRITER                                                 NUMBER OF SHARES
                                                            TO BE PURCHASED
J.P. Morgan Securities Inc.........................
Lehman Brothers....................................
Pacific Growth Equities, Inc.......................

                                   Total
                                                          ==================

                                    Exhibit A

                          FORM OF OPINION OF COMPANY'S
                      SPECIAL INTELLECTUAL PROPERTY COUNSEL
                            PURSUANT TO SECTION 5(g)

                  (a) To the best of our knowledge, the Company and each of its Subsidiaries owns or possesses or can acquire on reasonable terms, all Intellectual Property currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Intellectual Property could not, singly or in the aggregate, have a Material Adverse Effect.

                  (b) Based upon a review of the third-party rights made known to us and our discussions with personnel of the Company, we are not aware of any United States or foreign patent, that is or would be infringed by the activities of the Company in the conduct of its business as described in the Prospectus.

                  (c) We have reviewed the Company patent applications which are identified in the Patent Schedule included with this letter, and in our opinion the Company's patent applications have been properly prepared and filed, and are being diligently pursued by the Company, and the inventions described in the Company patent applications are owned by, have been assigned to or are licensed to the Company.

                  (d) To our knowledge, except as specifically disclosed in the Prospectus, no party or individual has any right or claim in any of the inventions, patents or patent applications listed in the Patent Schedule.

                  (e) To the best of our knowledge each of the Company's patent applications discloses patentable subject matter and each of the Company's patent applications would reasonably be expected to withstand the heightened scrutiny given to business method patents by the United States Patent and Trademark office.

                  (f) To the best of our knowledge, the Company is not infringing or otherwise violating any Intellectual Property of others. To the best of our knowledge, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

                  (g) We know of no legal or governmental proceedings that are pending or, to the best of our knowledge, that are threatened, relating to any Intellectual Property, other than litigation identified in the Litigation
Schedule included with this letter.

                  (h) The information in the Prospectus under "Risk Factors - Our success depends significantly upon our ability to obtain and maintain intellectual property protection for our products and technologies," "Risk Factors - Proceedings to obtain, enforce or defend patents and to defend against charges of infringement are time consuming and expensive activities. Unfavorable outcomes in these proceedings could limit our patent rights and our activities, which could materially affect our business," "Business - Collaborations and Licenses," "Business - Patents and Proprietary Rights" and "Business - Legal Proceedings" (collectively, the "Intellectual Property Disclosure"), to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         Nothing has come to our attention that would lead us to believe that the Intellectual Property Disclosure in the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Intellectual Property Disclosure in the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                       3